UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2016

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Kilroy Realty Corporation (the "Company") held its 2016 annual meeting of stockholders (the "Annual Meeting") on May 19, 2016.

(b)	Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:	Election of directors, each to serve until the Company’s 2017 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
John Kilroy	84,358,248	711,598	1,431,173	1,186,772
Edward Brennan, Ph.D.	84,548,765	1,948,937	3,317	1,186,772
Jolie Hunt	85,055,194	1,441,998	3,827	1,186,772
Scott Ingraham	85,799,852	697,976	3,191	1,186,772
Gary Stevenson	85,211,813	1,286,289	2,917	1,186,772
Peter Stoneberg	79,053,509	7,444,518	2,992	1,186,772

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
82,600,472	3,887,449	13,098	1,186,772

Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
86,787,837	894,465	5,489	0

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: May 19, 2016

	By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller